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                                                                 Exhibit (e)(6)

                           AMENDMENT NUMBER TWO TO THE
                    LANIER WORLDWIDE, INC. SAVE TO ACCUMULATE
                            RETIREMENT $ (STAR$) PLAN
                (AS AMENDED AND RESTATED AS OF DECEMBER 1, 1999)



     WHEREAS, Lanier Worldwide, Inc. ("Lanier") previously adopted The Lanier Worldwide, Inc. Save To Accumulate Retirement $ (STAR$) Plan ("Plan"), which Lanier amended and restated as of December 1999 and amended by Amendment Number One; and

     WHEREAS, Section 10.1 of the Plan reserves to Lanier the right to amend the Plan by action taken by the Chief Executive Officer and the Chief Operation Officer; and

     WHEREAS, in anticipation of that certain Agreement and Plan of Merger among Lanier, LW Acquisition Corp. and Ricoh Company Ltd. (the "Merger Agreement"), Lanier desires to amend the Plan to cease all further investment in Lanier Stock (as defined in the Plan) including contributions of Matching Contributions and Profit Sharing Matching Contributions (both as defined in the Plan) and to remove the restrictions on the sale of Lanier Stock.

     NOW, THEREFORE, Lanier hereby amends the Plan as follows contingent on the Merger Agreement:

     1. By amending Section 5.9(a) to insert the following sentence at the end of the section:

          Notwithstanding anything herein to the contrary, effective as of 4:00 p.m. on the date of that certain Agreement and Plan of Merger among the Plan Sponsor, LW Acquisition Corp. and Ricoh Company Ltd. (the "Merger Agreement"), no further investments shall be made in Lanier Stock (except those purchases that were initiated prior to 4:00 p.m. on the date of the Merger Agreement).

     2.   By deleting Section 5.9(b) in its entirety.

     Except as herein amended, the provisions of the Plan shall remain in full force and effect.

     IN WITNESS WHEREOF, the amendment has been executed this 28th day of November, 2000.

DATE:  NOVEMBER 28, 2000              By:  /s/ Wesley E. Cantrell
     ---------------------               --------------------------------
                                          Wesley E. Cantrell
                                          Chairman and Chief Executive Officer

DATE:  NOVEMBER 28, 2000              By:  /s/ C. Lance Herrin
     --------------------                --------------------------------
                                          C. Lance Herrin
                                          President and Chief Operating Officer